Exhibit 23.2
Consent of Independent Auditors

The Board of Directors
Kennedy-Wilson Holdings, Inc.:

We consent to the use of our report dated March 21, 2013, with respect to the consolidated balance sheets of Bay Fund Opportunity, LLC and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, changes in members' equity and cash flows for each of the years in the two-year period then ended, incorporated by reference in the registration statements (No. 333-174742, No. 333-175002, No. 333-175559, and No. 333-184752) on Form S-3, the registration statements (No. 333-164928 and No. 333-182269) on Form S-8, the registration statement (No. 333-164926) on Form S-1 and the registration statement (No. 333-186690) on Form S-4 of Kennedy-Wilson Holdings, Inc. in reliance upon the report of KPMG LLP, independent auditors, which report appears in amendment no. 1 to the December 31, 2012 annual report on Form 10-K of Kennedy-Wilson Holdings, Inc.

/s/ KPMG LLP

Dallas, Texas
March 29, 2013